Exhibit 10.2

APPENDIX A

FORM OF OID NOTE

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE, NOR THE SECURITIES THAT MAY OTHERWISE BE ISSUABLE UNDER SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

LUXURBAN HOTELS INC.

SENIOR SECURED OID NOTE

Initial Closing Date: January 21, 2025	Subscription Amount	$
Date of this Note: ____. 2025	Original Principal Amount:	$	[1]
Maturity Date: October ___, 2025[2]	Interest Rate:		12%

FOR VALUE RECEIVED, LuxUrban Hotels Inc., a Delaware corporation (hereinafter called the “Borrower” or the “Company”), hereby promises to pay to the order of [NAME OF LENDER] or its registered assigns (the “Holder”), the principal sum of the Original Principal Amount set forth hereinabove (the “Principal Amount”), together with interest thereon, as set forth in this Senior Secured OID Note together with interest on the unpaid Principal Amount, under the terms and conditions provided for herein. This Senior Secured OID Note (including all Senior Secured OID e Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of several Senior Secured OID Notes issued pursuant to the Securities Purchase Agreement (as defined below) (collectively, the “Notes” and such other Senior Secured OID Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 5.1. Other capitalized terms used herein but not defined shall have the meaning given to such terms in the Securities Purchase Agreement, dated as of the Initial Closing Date set forth hereinabove, between the Borrower and the purchaser(s) identified on the signature pages thereto (the “Securities Purchase Agreement”).

ARTICLE I. PRINCIPAL TERMS

1.1 Principal Repayment. The entire Principal Amount of this Note shall be due and payable, together with all accrued but unpaid Interest (as defined below), on the Maturity Date set forth hereinabove (the “Maturity Date”).

1.2 Interest Rate and Payments. The outstanding Subscription Amount of this Note shall accrue interest at the rate of twelve percent (12%) per annum (subject to default adjustment as provided in Article IV hereof) commencing on Date of this Note set forth hereinabove (the “Issue Date”) and shall be payable in cash monthly in arrears beginning on February __, 2025 and continuing on the first day of each month thereafter until the Principal Amount is paid in full (“Interest”). Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

[1]	Subscription Amount divided by 80%
[2]	Nine months from Initial Closing Date

1.3 Application of Payments. Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against Interest accrued on this Note and next in reduction of the outstanding Principal Amount of this Note.

1.4 Waiver and Consent. To the fullest extent permitted by law, the Borrower waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Borrower liable with respect to this Note.

1.5 Prepayment. This Note may be prepaid in whole or in part at any time without penalty to the Borrower.

ARTICLE II. CERTAIN COVENANTS

2.1 Ranking. The payments due under this Note (a) shall rank pari passu with all Other Notes and all Existing Notes, and (b) shall be senior to or pari passu with all other Indebtedness of the Borrower.

2.2 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, without the prior written consent of the holders of a majority of the then outstanding principal amount of the Notes, the Borrower shall not (directly or indirectly through any Subsidiary or Affiliate) incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

2.3 Existence of Liens. So long as this Note is outstanding, the Borrower shall not, and the Borrower shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Borrower or any of its Subsidiaries (collectively “Liens”) other than Permitted Liens.

2.4 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the prior written consent of the holders of a majority of the then outstanding principal amount of the Notes, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of its capital stock other than dividends on shares of its common stock solely in the form of additional shares of common stock or (b) as required under agreements existing as of the date hereof or (c) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

ARTICLE III. DISCRETIONARY CONVERSION (COMMON STOCK)

3.1 Voluntary Conversion. From time to time on or after the Issue Date, this Note shall be convertible, in whole or in part, into shares of Common Stock (the “Common Stock Conversion Shares”). The Holder shall effect conversions by delivering to the Company a Notice of Common Stock Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Common Stock Conversion”), specifying therein the Principal Amount of this Note to be converted, accrued and unpaid Interest outstanding under this Note to be converted, and the date on which such conversion shall be effected (such date, the “Common Stock Conversion Date”). If no Common Stock Conversion Date is specified in a Notice of Common Stock Conversion, the Common Stock Conversion Date shall be the date that such Notice of Common Stock Conversion is deemed delivered hereunder. No ink-original Notice of Common Stock Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Common Stock Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid Interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Common Stock Conversion Schedule showing the Principal Amount(s) converted, the corresponding paydown of interest and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

3.2 Conversion Price. The per-share conversion price with respect to the conversion of this Note into Common Stock shall initially be the VWAP of the Common Stock on the trading day immediately preceding the Issue Date of this Note (the “Initial Conversion Price”); provided, however, that effective on the first trading day on or after the day that is the thirtieth (30th) day after the effectiveness date of the Reverse Split (as defined in the Existing Notes SPA), such per-share conversion price shall automatically adjust to the lowest VWAP during such 30-day period if (and only if) such lowest VWAP is less than the Initial Conversion Price (such conversion price, as may be adjusted from time to time in accordance with this Notes, including (if any) as a result of the Reverse Split, the “Conversion Price”).

3.3 Mechanics of Conversion.

(a) Conversion Shares Issuable Upon Conversion of Principal Amount, Interest and Mandatory Default Amount. The number of Common Stock Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest to be converted, which amount may include the Mandatory Default Amount, by (y) the Conversion Price then in effect.

(b) Delivery of Shares Upon Conversion. Not later than three (3) trading days after each Voluntary Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Common Stock Conversion Shares which, on or after the date on which such Common Stock Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect reasonably acceptable to the Company, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). All shares required to be delivered by the Company under this Section 3.3 shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions, if available, or physical certificates if not available. If the Common Stock Conversion Date is prior to the date on which such Common Stock Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, the Common Stock Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(c) Failure to Deliver Shares. If, in the case of any Notice of Common Stock Conversion, such shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any Common Stock issued to such Holder pursuant to the rescinded Conversion Notice. Notwithstanding the obligations of the Company contained in Section 3.3(b) to deliver shares, any requirement to deliver shares shall be satisfied by recording share issuances in favor of the Holder in book entry form and delivery to the Holder of written evidence of such share issuances.

(d) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Common Stock Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Common Stock Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Article V hereof for the Company’s failure to deliver Common Stock Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(e) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all reserve and keep available out of its authorized and unissued shares a number of shares of Common Stock at least equal to that number of shares of Common Stock determined by dividing 200% of the then aggregate outstanding principal amount of the Notes by the then applicable Conversion Price for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(f) Legend Provisions. Certificates evidencing the Common Stock Conversion Shares shall not contain any legend (including the legend set forth in Section 3.3(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Common Stock Conversion Shares pursuant to Rule 144, (iii) if such Common Stock Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock Conversion Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the events described in clauses (i) - (iv) in the immediately preceding sentence if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any Notes are converted at a time when there is an effective registration statement to cover the resale of the Common Stock Conversion Shares, or if such Common Stock Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Common Stock Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Stock Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 3.3(b), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the transfer agent of a certificate representing Common Stock Conversion Shares issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 3. Common Stock Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(g) Penalty. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Common Stock Conversion Shares (based on the VWAP of the Common Stock on the date such securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 3.3(b), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any securities as required by tis Note, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(h) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(i) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Common Stock Conversion.

(j) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note into Common Stock, and a Holder shall not have the right to convert any principal and/or interest of this Note into Common Stock, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.3(j), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3.3(j) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3(j), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3(j) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

3.4 Primary Market Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of the applicable Trading Market for issuances of Common Stock in excess of the Primary Market Limitation (as defined below), or the Company has obtained such approval, the Company shall not effect any conversion of this Note into Common Stock and the Holder shall not have the right to convert any portion of this Note into Common Stock to the extent that, after giving effect to such exercise, alone or in combination with other holders of Notes and Note Warrants or any related securities would result in the issuance of shares of Common Stock the Holder would have received in respect of its share of Common Stock in excess of its pro rata share of the Primary Market Limitation (as defined below). For purposes of the foregoing sentence, the Holder’s pro rata share of the Primary Market Limitation shall be equal to (i) the original principal amount of the Note purchased by the Holder in the Offering divided by (ii) the aggregate original principal amount of all Notes sold in the Offering and the purchaser price of all other securities aggregated with the Notes for the purposes of the applicable rules of the applicable Primary Market. The “Primary Market Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately before the first sale of the Notes (or the first sale of any other securities aggregated with the Notes for the purposes of the applicable rules of the applicable Primary Market, if earlier). The limitations contained in this paragraph shall apply to a successor holder of these Notes.

3.5 Termination of Rights. Upon the conversion of this Note in full in accordance with the terms of this Article IV, this Note shall be automatically cancelled and shall no longer be outstanding, and all rights with respect to the Note, whether arising hereunder or otherwise, shall terminate, except for the rights of the Holder to receive shares of Common Stock in exchange for the Note as provided herein.

3.6 Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Common Stock Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.7 Subsequent Equity Sales. If, at any time while this Note is outstanding the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock in any transaction at an effective price per share that is lower than the then Common Stock Conversion Price then in effect (such lower price, the “Base Common Stock Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holders of the Existing Notes or the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to the terms of the Existing Notes or warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Common Stock Conversion Price, such issuance shall be deemed to have occurred for less than the Common Stock Conversion Price on such date of the Dilutive Issuance), then the Common Stock Conversion Price shall be reduced to equal the Base Common Stock Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 3.7 in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the trading day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3.7, indicating therein the applicable issuance price, or applicable reset price, exchange price, exercise price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3.7, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Common Stock Conversion Shares based upon the Base Common Stock Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Common Stock Conversion Price in the Notice of Common Stock Conversion.

3.8 [Reserved].

3.9 Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, upon conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation or Primary Market Limitation).

3.10 Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note under Article IV, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation or Primary Market Limitation on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 3.10 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

3.11 Calculations. All calculations under this Article IV shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Article IV, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

3.12 Notice to the Holder.

(a) Adjustment to Conversion Price. Whenever the Common Stock Conversion Price is adjusted pursuant to any provision of this Article IV, the Company shall promptly deliver to each Holder a notice setting forth the Common Stock Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notice to Allow Conversion by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (vi) the Company shall wish to prepay this Note, in whole or in part, prior to the Maturity Date, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or pre-payment is expected to become effective or close or be paid, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

ARTICLE IV. EVENTS OF DEFAULT

The occurrence of any of the following events of default shall each be an “Event of Default”, with no right to notice or the right to cure except as specifically stated:

4.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Payments or Interest thereon when due on this Note and such failure continues for a period of at least five (5) Business Days.

4.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note or in the Securities Purchase Agreement or the Security Agreement (as defined in the Existing Notes SPA) and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

4.3 Receiver or Trustee. The Borrower or any subsidiary of the Borrower makes an assignment for the benefit of creditors or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee is otherwise appointed.

4.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against the Borrower or any subsidiary of the Borrower.

4.5 Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

4.6 Failure of Common Stock Delivery. The Borrower shall fail for any reason to deliver the required number of shares of Common Stock to a Holder prior to the Payment Delivery Date therefor pursuant to Section 3.1; or the Borrower shall fail for any reason to deliver the required number of shares of Common Stock to a Holder prior to the third trading day after a Common Stock Conversion Date pursuant to Section 3.3(b) or the Borrower shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

4.7 Cessation of Operations. The Borrower ceases operations or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.8 Other Defaults. The Company or any Subsidiary shall default on any of its obligations under any mortgage(s), credit agreement(s) or other facility(ies), indenture agreement(s), debt agreement(s), factoring agreement(s), or other instrument(s) under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any factoring, merchant cash advance or similar financing greater than $1,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

4.9 Delisting Events. The (a) Common Stock shall be delisted for listing or quotation on the Nasdaq Capital Markets and shall thereafter not be eligible to resume listing or quotation for trading thereon within twenty- one Business Days or (b) transfer of shares of Common Stock through the Depository Trust Company System (the “DTC”) is no longer available as a result of any action or default by the Company after any applicable cure period provided by DTC;

4.10 Failure on Reserve. The Company shall fail to maintain sufficient reserved shares pursuant to Section 3.3(e) of this Note.

4.11 Judgments. Any monetary judgement, writ or similar final process shall be entered or filed after the date hereof against the Company, any subsidiary or any of their respective property or assets for more than $500,000, and such judgement, writ or similar process shall remain unvacated, unbonded, or unstayed for a period of 45 calendar days thereafter.

4.12 Exchange Act Reports Failure. The Company fails to file with the Securities and Exchange Commission after the date hereof any required reports under Section 13 or 15(d) of the Exchange Act, in all cases subject to available filing extensions as provided under the rules and regulations of the Exchange Act.

Upon the occurrence of any Event of Default specified in this Article IV, (i) automatically thereupon the Interest under this Note shall accrue at the rate of eighteen percent (18%) per annum, and (ii) upon written notice of declaration of default by holders of at least a majority of the principal of the then outstanding Notes, this Note shall become immediately due and payable in an amount equal to the Mandatory Default Amount (as defined below) and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the then outstanding such Mandatory Default Amount without further demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Mandatory Default Amount” means the payment of 110% (“Default Premium”) of the outstanding Principal Amount of this Note and all accrued and unpaid Interest under this Note through the date of payment, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note; provided that (A) if at such time the Company may issue shares to the Holder in shares of its Common Stock that, upon such issuance, are registered for resale under the Securities Act or eligible for resale under Rule 144 and may be issued hereunder to the Holder without violate the Beneficial Ownership Limitation (as defined in Section 3.3(j) or the Primary Market Limitation (as defined in Section 3.4), then (i) the Company may, at its option, pay in shares of Common Stock such Mandatory Default Amount to the Holder in consecutive bi-weekly installments not exceeding twenty-four (24) (provided that in no event may any such installment exceed twenty percent (20%) of the average trading volume of the Common Stock its Trading Market over the five (5) trading days immediately preceding the delivery date thereof hereunder), (ii) the “Default Premium” shall be 120% with respect to the portion so paid in shares of Common Stock, and (iii) for such purpose, the Common Stock will be valued at the lowest VWAP of the common Stock over the five (5) trading days immediately preceding the delivery date thereof hereunder, and (B) and, notwithstanding the foregoing, from and after the Maturity Date the Company may not pay the Mandatory Default Amount (or any portion thereof) in shares of Common Stock except to the extent consented to in advance by the Holder.

ARTICLE V. MISCELLANEOUS

5.1 Certain Definitions.

(a) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(b) “Indebtedness” means (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business, including payables under the terms of leases in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

(c) “Permitted Indebtedness” means (1) the Indebtedness evidenced by this Note, the Other Notes or the Existing Notes, (2) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, (3) Purchase Money Indebtedness, (4) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness under the terms of leases in the ordinary course of business, and (5) Indebtedness incurred under any factoring, merchant cash advance or similar financing not in excess of (at any one time outstanding) the amount of such Indebtedness outstanding on the Initial Closing Date as set forth hereinabove.

(d) “Permitted Liens” means (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (2) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (3) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (4) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (5) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (4) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (6) leases, subleases, licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (8) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4.4.

(e) “Purchase Money Indebtedness” means Indebtedness (including capital lease obligations as defined under GAAP), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

5.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.3 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 5.3 of the Securities Purchase Agreement.

5.4 Amendments. This Note and any provision hereof may only be amended or waived by an instrument in writing signed by the Borrower and the holders of a majority of the then outstanding principal under the Notes.

5.5 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.6 Security Agreement. The Company and the Collateral Agent (as defined in the Security Agreement), as collateral agent for all holders of the Notes and Existing Notes (the “Collateral Agent”) shall execute the Existing Notes and Security Agreement Modification. The Holder hereby grants the Collateral Agent all necessary authority to act in the interests of all holders of the Notes and Existing Notes under the terms of the Security Agreement and any enforcement of rights thereunder and agrees to hold the Collateral Agent harmless for all actions taken by the Collateral with respect thereto other than through gross negligence and fraud.

5.7 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

5.8 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law (whether of the State of Delaware or any other jurisdiction).

5.9  Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in New Castle County, State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

5.10 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

5.11 Adjustment for More Favorable Terms Contained in Future Financings or Existing Financings. So long as this Note is outstanding, upon any issuance or existing issuance by the Company or any of its subsidiaries of any Common Stock Equivalents with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder’s option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

5.12 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

** signature page follows **

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

LUXURBAN HOTELS, INC.

By:
	Name:	Brandon Elster
	Title:	Chief Development Officer

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